ATTACHMENT B1
                                                              PROMISSORY NOTE -
                                                              BUSINESS

                     IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT
                                  CEBA PROGRAM

                                 PROMISSORY NOTE

                             Loan Number: 99-CEBA-23

                                                         Des Moines, Iowa
                                                         -----------------
                                                         (City and State)

$300,000                                                 February 18, 1999
--------                                                 -----------------
                                                         (Date)

         FOR VALUE RECEIVED, the undersigned (hereafter called the "Maker") promises to pay to the order of City of Jefferson (hereafter called the "Payee"), at its office at City Hall, 220 North Chestnut Street, Jefferson, Iowa 50129, or upon notice to the Maker, at such other place as may be designated from time to time by the holder, the principal sum of $300,000, to be paid as follows:

A $100,000 loan at (0%) interest to be paid as follows:

         60 equal monthly payments of $1,666.67 beginning on the last day of the third month from the date CEBA funds are disbursed. Final payment may vary depending upon dates payments are received. Such payments shall be applied first on interest then due and the remainder on principal.

And, a $200,000 forgivable loan at six (6%) percent interest to be paid as follows:

         A three-year $200,000 forgivable loan. There will be no principal or interest payments or accruals for years one, two, and three. At the project completion date, if the Business has fulfilled at least 50% of its job creation/retention (if applicable) and wage obligation, $2,000 will be forgiven for each new FTE job created/retained (if applicable) and maintained for at least ninety days past the project completion date. Any balance (shortfall) will be amortized over a two year period (beginning at the project completion date) at six (6%) percent interest per annum with equal monthly payments, and, interest will be charged at six (6%) percent per annum from the date of the first CEBA disbursement on the shortfall amount with that amount accrued as of the project completion date being due and payable immediately. If the Business has a current loan balance, the shortfall balance and existing balance will be combined to reflect a single monthly payment.

         1. Payments. All payments under the Note shall be applied in this order: (1) to interest, and (2) to principal.

         2. Loan Agreement; Acceleration Upon Default. This Note is issued by Maker to evidence an obligation to repay a loan according to the terms of Loan Agreement #99-CEBA-23 of February 18, 1999 between the Payee and Maker and, at the election of the holder without notice to the Maker, shall become immediately due and payable in the event any payment is not made when due or upon the occurrence of any event of default under the terms of the Loan Agreement.

         3. Reduced Amount. In the event the Maker fails to requisition and spend the full face amount of the Note as set out above, then the amount of each installment payment shall be reduced accordingly in equal amounts.

         4. Security. Payment of this Note is secured by Corporate Guaranty and Blanket UCC-1 and the holder is entitled to the benefits of the security therein described.

         In case of a decline in the market value of the collateral, or any part thereof, the Payee may demand that additional collateral of quality and value satisfactory to holder be delivered, pledged and transferred to holder.

         5. Waiver. No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of that right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

         6. Waiver of Protest. Each maker, surety, endorser and guarantor of this Note, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note.

         7. Costs of Collection. The Maker will pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys' fees incurred or paid by the holder in collecting and/or enforcing this Note on default.

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         8.  Meaning  of Terms.  As used in this Note,  "holder"  shall mean the
Payee or other endorsee of this Note, who is in possession of it, or the bearer hereof, if this Note is at the time payable to the bearer. The word "Maker" shall mean each of the undersigned. If this Note is signed by more than one person, it shall be the joint and several liabilities of such persons.

         9. Miscellaneous. The captions of paragraphs in this Promissory Note are for the convenience of reference only, shall not define or limit the provisions hereof and shall not have any legal or other significance whatsoever.

ADDRESS:                              Parker Industries, Inc.:
900 East Highway 30
Jefferson, Iowa 50129
                                      BY:   /s/ Steven R. Lind
                                            ------------------------------------
                                            Steven R. Lind, President


                                     ATTEST:  /s/ Thaddeus P. Vannice
                                             -----------------------------------
                                             (Signature of Secretary)